UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2018

Nutriband, INC.

Nevada	000-55654	81-1118176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 S. Orange Ave. Suite 1500 Orlando, Florida	32801
(Address of Principal Executive Offices)	(Zip Code)

(800) 377-2137

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Regarding the sale of Nutriband consumer products (vitamin, energy, slim patch and other), the Company retained Keller and Heckman LLP to provide an opinion on the legal and required registration status of Nutriband products in the US under the Food and Drug Administration rules and regulations. According to the firm’s opinion, Nutriband products are regulated as drugs by the FDA and must go through the relevant development pipeline as such before receiving market approval. Nutriband products are currently not available for sale within the United States, as the Company had sought further legal advice on their classification.

To date Nutriband’s only distribution contract it is fulfilling with these products has been signed with Best Choice Inc. of South Korea.

The classification of Nutriband’s products within the United States as drugs may significantly limit projected sales targets of the Company with regards to its product line, unless required regulatory approvals are obtained, as the United States is the largest worldwide market for such products.

1

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRIBAND INC.

Date: July 20, 2018	By:	/s/ Gareth Sheridan
Gareth Sheridan
Chief Executive Officer

2